EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Lightning Gaming, Inc. (the “Registrant”) for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Haveson, Chief Executive Officer of the Registrant, and I, Robert Ciunci, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350  that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods indicated.

 A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date:  May 15, 2008
By:  /s/ Brian Haveson

Brian Haveson
Chief Executive Officer

Date:  May 15, 2008
By:  /s/ Robert Ciunci

Robert Ciunci
Chief Financial Officer